EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in this Registration Statement of Sensient Technologies Corporation on Form S-8 of our reports dated February 17, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Sensient Technologies Corporation appearing in and incorporated by reference in the Annual Report on Form 10-K of Sensient Technologies Corporation for the year ended December 31, 2007.
/S/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 19, 2008